EXHIBIT 10-40


                          FRONTIER GROUP

                EMPLOYEES' RETIREMENT SAVINGS PLAN
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                           TABLE OF CONTENTS                    Page

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I     -  Definitions . . . . . . . . . . . . . . . . . .   2

ARTICLE II    -  Eligibility . . . . . . . . . . . . . . . . . .   9

ARTICLE III   -  Participation and Participant
                 Contributions . . . . . . . . . . . . . . . . .  10

ARTICLE IV    -  Participating Company Contributions . . . . . .  15

ARTICLE V     -  Investment of Contributions . . . . . . . . . .  26

ARTICLE VI    -  Participant Accounts. . . . . . . . . . . . . .  28

ARTICLE VII   -  Retirement or Other Termination
                   of Employment . . . . . . . . . . . . . . . .  30

ARTICLE VIII  -  Death . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE IX    -  Payment of Benefits . . . . . . . . . . . . . .  33

ARTICLE X     -  Withdrawals and Loans During
                 Employment. . . . . . . . . . . . . . . . . . .  38

ARTICLE XI    -  Plan Administration . . . . . . . . . . . . . .  43

ARTICLE XII   -  Amendment and Termination . . . . . . . . . . .  47

ARTICLE XIII  -  Top-Heavy Provisions. . . . . . . . . . . . . .  48

ARTICLE XIV   -  General Provisions. . . . . . . . . . . . . . .  51

Appendix A    -  Participating Companies

Appendix B    -  Plan Features Unique to Participating
                 Companies
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                            INTRODUCTION


              This Employees' Retirement Savings Plan was established, effective as of March 1, 1994, by the merger of several defined contribution plans within the Frontier Group of companies. Since March 1, 1994, several other plans have been merged into the Plan and it is anticipated that in the future other Frontier Group defined contribution plans will be merged into this Plan.

              The Plan is hereby amended, continued and restated effective January 1, 1996 to achieve the following objectives:
to make the terms of the Plan as uniform as possible with respect to all Plan Participants, to simplify the Plan's terms, to provide easier administration and to provide the foundation for this Plan becoming the basic retirement plan in effect for the entire Frontier Group of companies.

              All Participants in this Plan are subject to identical terms and conditions of participation except as set forth in Appendix B, with respect to each Participating Company.

              The merger of any plan into this Plan shall not reduce any Participant's accrued benefit in effect immediately preceding the merger.

              This Plan is intended to qualify as a profit sharing plan pursuant to the provisions of Code sections 401(a) and 401(k).


                            ARTICLE I
                           Definitions

l.1      "Affiliated Company" means Frontier Corporation (the
         "Company") and

         (a) any other company which is included within a "controlled group of corporations" within which the Company is also included, as determined under section l563 of the Code without regard to subsections (a)(4) and (e)(3)(C) of said section l563; or

         (b) any other trades or businesses (whether or not incorporated) with which the Company is affiliated which, based on principles similar to those defining a "controlled group of corporations" for the purposes of (a) above, are under common control; or

         (c) any other entities required to be aggregated with the Company pursuant to Code section 414.

l.2 "Basic Contributions" means a Participant's contributions to the Plan in accordance with
         Section 3.2 in any whole percentage of Compensation up to a maximum of 3 percent of Compensation.

1.3 "Beneficiary" means the Participant's surviving spouse or, in the event there is no surviving spouse or the surviving spouse elects in writing not to receive any death benefits under the Plan, the person or persons (including a trust) designated by a Participant to receive any death benefit which shall be payable under this Plan.

l.4 "Board" means the Board of Directors of the Company or any committee of the Board of Directors authorized to act on behalf of the Board. Any such Board committee shall be composed of at least three members of the Board of Directors. As used in this Plan the term "Board-appointed committee" means the Committee and any other committee appointed by the Board which need not be comprised of at least three Board members but may include or consist entirely of management personnel who are not members of the Board.

1.5 "Code" means the Internal Revenue Code of 1986, as amended.

l.6 "Committee" means the Employees' Benefit Committee appointed pursuant to Article XI to administer the Plan.

l.7 "Company" means Frontier Corporation, a New York corporation, its predecessor or its successor.

1.8 "Company Discretionary Contributions" means any contribution made by a Participating Company in addition to Company Fixed Contributions and Company
         Matching Contributions, as specified in Section 4.1(c).
         Discretionary contributions may or may not be contingent on contributions made by a Participant.

1.9 "Company Fixed Contributions" means a contribution by a Participating Company as specified in Section 4.1(a).
         These contributions are not contingent on the level of Participant contributions.

1.10 "Company Matching Contributions" means the contributions of a Participating Company that are contingent upon a Participant's Basic Contributions in an amount specified in Section 4.1(b).

1.11 "Company Stock" means Frontier Corporation common stock.

l.12 "Compensation" means a Participant's total compensation as defined in Code section 415(c)(3) including salary, bonuses, commissions, premium pay, Pre-Tax Contributions to this Plan pursuant to Section 3.7 and salary reduction contributions to any cafeteria plan under Code Section 125, but excluding deferred compensation and all annual remuneration in excess of $150,000 (adjusted for cost of living increases as permitted under the Code). For any Participant receiving disability pay (which term does not include disability pension or workers' compensation benefits) from a Participating Company during a payroll period, the term "Compensation" means such disability pay.

              In determining the $150,000 compensation limit of any Participant who is a five percent owner or one of the ten most highly compensated Highly Compensated Employees of a Participating Company, the Participant, the Participant's spouse and the Participant's lineal descendants who have not attained age 19 before the close of the Plan Year (the "family unit") shall be treated as a single employee. If the actual aggregate compensation of all members of this family unit equals or exceeds $150,000 (as adjusted for cost of living increases) in a Plan Year, the $150,000 shall be allocated pro rata among all members of the family unit as their Compensation for the Plan Year.

l.13 "Effective Date" means March 1, 1994, provided that provisions having other effective dates shall be effective as may be expressly provided by such provisions. The effective date of this restatement is January 1, 1996.

1.14 "Election Period" means the period of time during which a Participant can elect, with the consent of his spouse, to waive the Qualified Joint and Survivor Annuity or the Qualified Pre-Retirement Survivor Annuity or can elect to revoke such a waiver. In the case of a Qualified Joint and Survivor Annuity, the Election Period is the 90 day period preceding the annuity starting date. In the case of a Qualified Pre-Retirement Survivor Annuity, the Election Period begins on the first day of the Plan Year in which a Participant attains age 35 and ends on the date of the Participant's death, provided that if a Participant terminates employment prior to age 35, his Election Period shall begin on his termination date.

1.15 "Employee" means any individual who is employed by a Participating Company.

1.16     "ERISA" means the Employee Retirement Income Security
         Act of l974, as amended from time to time, and any regulations issued pursuant thereto.

1.17 "Highly Compensated Employee" means an Employee who is highly compensated as defined in Code section 414(q). Subject to the special limitations and definitions contained in section 414(q), a Highly Compensated Employee is any Employee who during the current or preceding Plan Year:

         (a)  was a five percent owner of a Participating
              Company;

         (b) received compensation from a Participating Company in excess of $75,000;

         (c) received compensation from a Participating Company in excess of $50,000 and is in the top 20 percent of the Participating Company's employees ranked on the basis of compensation; or

         (d)  was at any time an officer of a Participating
              Company and received compensation in excess of 50% of the defined benefit dollar limitation for the Plan Year under Code section 415(b)(1)(A).

         In making this determination, an employee who does not satisfy (b), (c) or (d) in the preceding Plan Year shall not be considered as satisfying (b), (c) or (d) for the current Plan Year unless he meets the requirements of those subsections for the current year and is among the top 100 employees paid the greatest compensation during the current Plan Year. For purposes of the Highly Compensated Employee definition, the term Participating Company includes any Affiliated Company whether or not such Affiliated Company has adopted this Plan. This Section's dollar amounts shall be adjusted for cost of living increases as provided under the Code.

1.18 "Investment Manager" means any individual or corporation selected by the Board or by any Board-appointed committee having the authority to select such person who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; or (ii) is a bank, as defined in that Act; or
         (iii) is an insurance company qualified to manage, acquire or dispose of plan assets under the laws of more than one state and each individual or corporation acknowledges in writing that he or the corporation, as the case may be, is a fiduciary with respect to the Plan.

1.19 "Leased Employee" means any person who is not otherwise an Employee and who, pursuant to an agreement between a Participating Company and any other person or organization, has performed services for the Participating Company, or for the Participating Company and related persons (determined in accordance with section 414(n)(6) of the Code), on a basis whereby if such person were an Employee, such person would have become an eligible Employee hereunder either in the initial eligibility computation period or any Plan Year thereafter, and such services are of a type historically performed by employees in the business field of the Participating Company, provided that a person shall not be treated as a Leased Employee for any Plan Year if, during such Plan Year: (i) such person is covered by a money purchase pension plan described in section 414(n)(5)(B) of the Code, and (ii) not more than 20% of the Employees who are not Highly Compensated Employees are Leased Employees. Once a person is classified as a Leased Employee, such person shall remain a Leased Employee for every Plan Year for which the person completes at least 1000 Hours of Service.

1.20 "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

1.21     "Normal Retirement Age" means age 65.

1.22 "Participant" means an Employee who meets the eligibility requirements set forth in Section 2.l and Appendix B and who elects to participate in the Plan.

1.23 "Participant Account" means, as of any Valuation Date, the then amount of a Participant's contributions and the Participating Company's contributions allocated on behalf of the Participant adjusted to reflect any investment earnings and losses attributable to such contributions, withdrawals and distributions, at the then market value of the Trust. Where appropriate a Participant Account shall have the following subaccounts: a Restricted Company Contribution Account to record Company Contributions that must be invested in Company Stock, an Unrestricted Company Contribution Account to record Company Contributions which are no longer restricted to investment in Company Stock, a Participant Pre-Tax Contribution Account to record Pre-Tax Contributions, a Participant Post-Tax Contribution
         Account to record Post-Tax Contributions and a Rollover Account to record rollover contributions. Earnings associated with each type of contribution shall be allocated to the account to which the associated contributions are allocated.

1.24 "Participating Company" means the Company and each Affiliated Company that has adopted this Plan for the benefit of its eligible Employees. Participating
         Companies are listed in Appendix A.

1.25     "Plan" means this Frontier Group Employees' Retirement
         Savings Plan as set forth herein and as it may be amended from time to time.

1.26 "Plan Year" means the calendar year. The Plan Year shall be the limitation year as this term is used in ERISA.

1.27 "Post-Tax Contributions" means a Participant's contributions which are non-deductible for income tax purposes at the time they are made.

1.28 "Predecessor Company" means any organization which was acquired by the Company or an Affiliated Company.

1.29 "Pre-Tax Contributions" means a Participant's contributions which are not included in his income for income tax purposes at the time they are made.

1.30 "Qualified Joint and Survivor Annuity" means an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is 50 percent of the amount which is payable during the joint lives of the Participant and the Participant's spouse and which is purchased from an insurance company with the Participant's account balance.

1.31 "Qualified Pre-Retirement Survivor Annuity" means a life annuity payable to the surviving spouse of a deceased Participant which is purchased from an insurance company with the Participant's account balance.

1.32 "Restricted Stock" means Company Stock that has been allocated to a Participant's Restricted Company
         Contribution Account and may not be invested in any other investment fund until the investment restrictions have been lifted in accordance with Section 5.2.

1.33 "Supplemental Contributions" means a Participant's contributions to the Plan in excess of his Basic
         Contributions in accordance with Section 3.2.

1.34 "Trust" or "Trust Fund" means the amounts held in trust in accordance with this Plan and consists of such investment options as from time to time may be designated by a Board-appointed Committee.

1.35 "Trust Agreement" means any agreement entered into between the Company and any Trustee to carry out the purposes of the Plan, which agreement shall constitute a part of this Plan.

1.36 "Trustee" means any bank or trust company selected by the Board or a Board committee to serve as Trustee pursuant to the provisions of the Trust Agreement.

1.37 "Valuation Date" means the last day the Trust may have been valued provided that the Trust shall be valued no less frequently than on the last day of each calendar quarter.

                            ARTICLE II
                           Eligibility

2.1 Eligibility Requirements. An Employee who fits within the eligible class set forth in Appendix B for his Participating Company and who is not excluded pursuant to the following sentence is eligible to become a Participant on the first day of the month on or after the day which is 30 days after the Employee's date of hire with a Participating Company. An Employee is not eligible to participate in this Plan if (1) the Employee is in a unit of employees covered by a collective bargaining agreement in which retirement benefits were the subject of good faith bargaining unless such collective bargaining agreement expressly provides for participation in this Plan; (2) the Employee is a temporary or summer employee; or (3) the Employee is a Leased Employee.

         In the discretion of the Committee, an eligible Employee of a Participating Company that has adopted this Plan who is transferred to an Affiliated Company that has not adopted this Plan may participate in the Plan under such arrangements as the Committee may prescribe.

2.2 Reemployment. If an Employee terminates employment and is subsequently reemployed by a Participating Company, he will be eligible to begin participation in this Plan the first day of the month following completion of one month of service measured from his reemployment date.


                           ARTICLE III
           Participation and Participant Contributions

3.l Participation. An eligible Employee may become a Participant by filing a written application with the Committee. The application shall indicate the amount of his initial Basic and Supplemental Contributions and whether he intends to have such Contributions made as Post-Tax Contributions or as Pre-Tax Contributions. Except as the Committee in its discretion may otherwise determine, participation will commence with the first payroll period as is administratively practicable to meet following the date such written election is received by the Committee. Participation shall thereafter continue until all amounts in the Participant's Account have been distributed even though current contributions may be suspended.

3.2 Amount of Contributions. Contributions may be made by any Participant who has enough Compensation during any payroll period to make a contribution by payroll deduction. Each Participant may contribute, at his option, Basic Contributions in any whole percentage of his Compensation during a payroll period with a minimum contribution of 1 percent of Compensation and a maximum contribution of 3 percent of Compensation. If a Participant is making Basic Contributions at the maximum rate of 3 percent of his Compensation, he may also elect to make Supplemental Contributions of any whole percentage of his Compensation during a payroll period up to the limits outlined in Section 4.4. All
         Participant contributions will be in cash in the form of Employee-authorized payroll deductions on either a post-tax basis or, pursuant to Section 3.7, on a pre-tax basis.

3.3 Change in Amount of Contributions. The percentage, or percentages if more than one, of Compensation designated by the Participant as his contribution rate will continue in effect, notwithstanding any change in his Compensation, until he elects to change such percentage. A Participant, by filing a written election form furnished by the Committee, may change his percentage of contributions as frequently during the Plan Year and pursuant to such rules as the Committee may prescribe. Any such change will become effective on the first payroll period as is administratively practicable to meet after the date such written election is received by the Committee. If a Participant's total contribution rate is in excess of 3 percent of his Compensation, any such change will first be applied to adjust the amount of his Supplemental Contributions and then, if necessary, to adjust the amount of his Basic Contributions. If a Participant's total contribution rate is less than 3 percent of his Compensation, any such change will first be applied to adjust the amount of his Basic Contributions and then, if necessary, to provide for Supplemental Contributions.

3.4 Suspension of Participant Contributions. A Participant, by filing a written election with the Committee, may elect to suspend either his Basic or his Supplemental Contributions, or both, at any time. Any such suspension will become effective with the first payroll period as is administratively practicable to meet after the date such written election is received by the Committee. A suspension of all Basic Contributions will automatically suspend all Supplemental Contributions. In order to resume making contributions, the Participant must follow the procedure outlined in Section 3.l as though he were a new Participant. A Participant will not be permitted to make up suspended contributions. Participant contributions will be suspended automatically for any payroll period in which the Participant is not in receipt of Compensation. Such automatic suspension shall be lifted beginning with the next payroll period that the Participant receives Compensation. The suspension of Supplemental Contributions, in the absence of an election to the contrary, will not affect Basic Contributions.

3.5      Remittance of Participant Contributions to the Trustee.
         Participant contributions will be remitted as soon as administratively practicable to the Trustee.

3.6      Termination of Participant Contributions.  A
         Participant's contributions will terminate effective with the payroll period that ends or includes the date the Participant terminates employment for any reason, including retirement or death.

3.7 Pre-Tax Contributions Option. A Participant shall have the option of having his Basic and Supplemental Contributions to the Plan made on a tax-deferred basis pursuant to the terms of this Section. Basic and Supplemental Pre-Tax Contributions may be made solely pursuant to a salary reduction agreement between an individual Participant and his employer. Under this agreement the Participant agrees to reduce his Compensation by a specified percentage (as outlined in Section 3.2) and the Participating Company agrees to contribute to the Plan the identical amount on behalf of the Participant. The agreement shall be in such form and subject to such rules as the Committee may prescribe. The Committee, in its sole discretion, may limit the number of salary reduction agreements a Participant may make during a Plan Year, except that an agreement may be terminated at any time, in which event the Participant shall specify whether all of his contributions shall cease or continue to be made as Post-Tax Contributions.

3.8 Lump Sum Contributions. Notwithstanding the foregoing provisions, in accordance with such rules as the Committee may prescribe on a non-discriminatory basis, a Participant may make lump sum Post-Tax or Pre-Tax Contributions at such times and in accordance with such rules as the Committee may prescribe. Such lump sum contributions may be made in addition to or as an alternative to any salary deduction contributions made pursuant to other provisions of this Plan. A lump sum Post-Tax Contribution may be made by any method approved by the Committee, including payroll deduction or direct contribution. A lump sum Pre-Tax Contribution can be made only pursuant to a salary reduction agreement between the Participant and a Participating Company. A Participant may make such lump sum contributions in any dollar amount or in any percentage of Compensation that the Participant may designate, provided that (1) all such contributions are subject to the ERISA limitations set forth in Section
         4.4 of the Plan; and (2) a lump sum Pre-Tax
         Contribution cannot exceed the Participant's
         Compensation for the period covered by the salary reduction agreement.

3.9 Rollovers to This Plan. Notwithstanding the limitations on contributions set forth in the preceding
         Sections of this Article III, a Participant may make rollover contributions (as defined in sections
         402(c)(4), 403(a)(4) and 408(d)(3) of the Code) to the
         extent the Committee in its discretion may permit and in accordance with rules it shall establish. In addition, the Committee in its sole discretion may arrange for a Participant's account in any other tax-qualified plan to be transferred directly to this Plan.
         No rollover contribution or transfer shall be permitted if it could adversely affect the tax qualification of this Plan. All rollovers and transfers to this Plan shall be credited to a Participant's Rollover Account.

3.10     Coordination with the Company's Supplemental Retirement
         Savings Plan ("SRSP"). Notwithstanding the other contribution provisions of this Article III, in order to satisfy statutory contribution limits and antidiscrimination tests while permitting Highly
         Compensated Employees to maximize their contributions to this Plan, the Committee may prescribe certain IRS-required contribution rules that shall apply to all or to a Committee-specified portion of Highly Compensated
         Employees.  Under such rules, the affected Highly
         Compensated Employees will be required to make their contribution elections to this Plan and to the Supplemental Retirement Savings Plan prior to the beginning of each calendar year. There shall be two such elections and both shall be irrevocable. The first shall be an election of the aggregate contributions that the Highly Compensated Employee wishes to make to both plans in the aggregate (maximum of 20 percent of Compensation without regard to the $150,000 salary cap). During the Plan Year all such contributions shall be made to SRSP and none to this Plan. All Company Matching Contributions related to the Participant's contributions shall also be contributed to SRSP.

         The second election an affected Highly Compensated Employee shall make prior to the beginning of the Plan Year is whether the maximum amounts that can be contributed to this Plan for the Plan Year will be transferred from SRSP to this Plan or paid out to the employee in cash. If contributions initially made to SRSP will be transferred to this Plan, the amount to be transferred shall be the lesser of the amounts actually contributed to SRSP for the Plan Year or the maximum amount permitted in accordance with all applicable contribution limits and antidiscrimination rules.

         As soon after the end of the Plan Year as is administratively practicable, but no latter than the January 31, following the close of the Plan Year, the Committee shall determine the maximum contribution that each affected Highly Compensated Employee can contribute to the Plan. By the March 31 following the end of the Plan Year the Committee shall cause this amount to be either transferred to this Plan or paid in cash in accordance with the Participant's second election. If amounts are transferred to this Plan, all related Participating Company matching contributions shall also be transferred to the Plan by the March 31 date. All other contributions and all earnings on all contributions shall remain in SRSP and be subject to rules of that plan.


                            ARTICLE IV
               Participating Company Contributions

4.l      Company Contributions.  Subject to the limitations of
         Section 4.4, each Participating Company shall contribute to the Plan as follows:

         (a) Company Fixed Contributions. Each payroll period a Participating Company shall contribute one-half of one percent (0.5%) of the payroll period Compensation for each of its employees who is a Participant in the Plan.

         (b) Company Matching Contributions. Each payroll period a Participating Company shall contribute 100 percent of the amount contributed by each of its Employees who is a Participant in the Plan up to a maximum equal to the lesser of (1) 3 percent of the Participants' Compensation during the payroll period or (2) a dollar amount that shall be determined each year in the sole discretion of the Company taking into account such factors as it deems appropriate. Any dollar limitation shall be determined prior to the beginning of the Plan Year and communicated to Participants. Notwithstanding the foregoing, no Company Matching Contributions will be made with respect to lump sum contributions made under Section 3.8.

         (c) Company Discretionary Contributions. Each Plan Year a Participating Company may make a discretionary contribution in addition to the amounts it contributes under subsections (a) and
              (b) above. Any such contribution shall be made in such amount, if any, under such conditions as may be specified in the sole discretion of the Committee. Discretionary contributions shall be allocated to Participant Accounts pro rata in the proportion that each Participant's Compensation for the Plan Year bears to the total Participant Compensation of all Participants for the Plan Year.

              All Participating Company contributions will be made in cash or in Company Common Stock.

4.2 Remittance of Company Contributions. Company Fixed and Matching Contributions shall be remitted to the Trustee on a regular and periodic basis as soon as administratively practicable following the payroll period to which they relate but in no event shall they be made less frequently than quarterly. Company Discretionary Contributions for a Plan Year shall be remitted to the Trustee by a Participating Company no later than the date the Participating Company's tax return is due for the year within which ends the Plan Year to which the contributions relate.

4.3 Effect of Suspension of Participant Contributions on Company Contributions. During any period in which a Participant's Basic Contributions are suspended, Company Matching Contributions on his behalf will also be suspended. Company Fixed Contributions and Company Discretionary Contributions shall continue to be made regardless of any suspension in Participant contributions.

4.4 Maximum Contributions. Notwithstanding the contribution levels specified in Article III and the preceding Sections of this Article IV, no contributions will be permitted in excess of the limits set forth below:

         1. Code Section 402(g) Limits. A Participant's Pre-Tax Contributions to this Plan and any tax-deferred contributions under any other 401(k) plan in which he may participate shall not exceed $9,240 (adjusted for cost of living increases for years after 1995 as provided under the Code) in any taxable year of the Participant. To meet this limit, no contribution to this Plan in excess of $9,240 (as adjusted) shall be accepted on behalf of any Participant during a calendar year. If a Participant participates in more than one plan, he shall notify the Committee of any excess contribution in a calendar year by March 1 of the following year. The Committee shall then cause the portion of such excess allocated to this Plan to be returned to the Participant by April 15 following the calendar year to which the excess contribution relates.

         2. Code Section 401(k) Limits. The Actual Deferral Percentage, or ADP, for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

         (a)  The ADP for Participants who are Highly
              Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly
              Compensated Employees for the same Plan Year multiplied by 1.25; or

         (b)  The ADP for Participants who are Highly
              Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-highly Compensated Employees by more than two percentage points.

              The ADP for any Participant who is a Highly
         Compensated Employee for the Plan Year and who is eligible to have elective deferrals (and qualified non-elective contributions, if treated as elective deferrals for purposes of the ADP test) allocated to his accounts under two or more arrangements described in section 401(k) of the Code, that are maintained by the Company, shall be determined as if such elective deferrals (and, if applicable, such qualified non-elective contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

              For purposes of the ADP test, compensation means compensation as defined in section 414(s) of the Code. The period during which compensation is determined for a Plan Year shall be either the Plan Year or the calendar year ending with or within the Plan Year as determined by the Committee. The period selected shall be applied uniformly to all eligible employees.

              In the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

              For purposes of determining the ADP of a Participant who is a five percent owner or one of the ten most highly-paid Highly Compensated Employees, the elective deferrals (and qualified non-elective Contributions, if treated as elective deferrals for purposes of the ADP test) and compensation of such Participant shall include the elective deferrals (and, if applicable, qualified non-elective contributions) and compensation for the Plan Year of family members (as defined in section 414(q)(6) of the Code). Family members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the ADP both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

              For purposes of determining the ADP test, elective deferrals and qualified non-elective contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which the contributions relate.

              The Company shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of qualified non-elective contributions used in such test.

              The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         3.  Code Section 401(m) Limits.  The Average
         Contribution Percentage, or ACP, for
         Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

         (a)  The ACP for Participants who are Highly
              Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly
              Compensated Employees for the same Plan Year multiplied by 1.25; or

         (b)  The ACP for Participants who are Highly
              Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by two, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-highly Compensated Employees by more than two percentage points.

              If one or more Highly Compensated Employees participate in both a cash or deferred arrangement as defined in section 401(k) of the Code and a plan subject to the ACP test maintained by the Company and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the aggregate limit, then the ADP of those Highly Compensated Employees who also participate in the plan subject to the ACP test will be reduced (beginning with the Highly Compensated Employee whose ADP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Actual Deferral Percentage is reduced shall be treated as an excess contribution. If reduction of the ADPs of Highly Compensated Employees fails to result in the Plan's satisfying the aggregate limit, then the ACP of those Highly Compensated Employees who also participate in the cash or deferred arrangement will next be reduced (beginning with the Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's contribution percentage amounts is reduced shall be treated as an excess aggregate contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees.

              For purposes of this Section, the contribution percentage for any Participant who is a Highly Compensated Employee and who is eligible to have contribution percentage amounts allocated to his account under two or more plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such contribution percentage amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

              In the event that this Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the contribution percentages of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan Year.

              For purposes of determining the contribution percentage of a Participant who is a five percent owner or one of the ten most highly-paid Highly Compensated Employees, the contribution percentage amount and Compensation of such Participant shall include the contribution percentage amounts and compensation for the Plan Year of family members (as defined in section 414(g)(6) of the Code). Family members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the contribution percentages both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

              For purposes of determining the contribution percentage test, Company Matching Contributions and qualified non-elective contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

              The Company shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of qualified non-elective contributions used in such test.

              The Committee shall have the responsibility for monitoring compliance with this test and shall have the power to take any steps it deems appropriate to ensure compliance, including requiring Highly Compensated Employees to coordinate contributions with SRSP as outlined in Section 3.10, limiting the amount of salary reduction permitted by the Highly Compensated Employees or requiring that the contributions for the Highly Compensated Employees be delayed or held in escrow before being paid over to the Trustee until such time as the Committee determines that contributions can be made on behalf of the Highly Compensated Employees without violating the requirements of Code section 401(k). Within two and one-half months following the end of a Plan Year the Committee shall distribute such contributions (and earnings attributable thereto) as may be in excess of the amounts required to satisfy the special nondiscrimination test under this Section, or shall make such additional contributions under Sections 3.4 and 3.5 as are necessary to satisfy the test.

              The determination and treatment of the
         contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         4. Distribution of Excess Contributions. Notwithstanding any other provision of this Plan, excess contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to participants to whose accounts such excess contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent excise tax will be imposed on the Company with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each of such Employees. Excess contributions of Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code shall be allocated among the family members in proportion to the elective deferrals (and amounts treated as elective deferrals) of each family member that is combined to determine the combined ADP.

              Excess contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to excess contributions is the sum of: (1) income or loss allocable to the Participant's elective deferral account (and, if applicable, the qualified non-elective contribution account) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's excess contributions for the Year and the denominator of which is the Participant's account balance attributable to elective deferrals (and qualified non-elective contributions, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

              Excess contributions shall be distributed from the Participant's elective deferral account (if applicable) in proportion to the Participant's elective deferrals (to the extent used in the ADP test) for the Plan Year. excess contributions shall be distributed from the Participant's qualified non-elective contribution account only to the extent that such excess contributions exceed the balance in the Participant's elective deferral account.

         5. Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of this Plan, excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed, no later than the last day of each Plan Year to Participants to whose accounts such excess aggregate Contributions were allocated for the preceding Plan Year. Excess aggregate contributions shall be allocated to Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by the regulations. If such excess aggregate contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent excise tax will be imposed on the Company with respect to those amounts. Excess aggregate contributions shall be treated as annual additions under the Plan.

              Excess aggregate contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to excess aggregate contributions is the sum of: (1) income or loss allocable to the Participant's matching contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, qualified non-elective contribution account and elective deferral account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's excess aggregate contributions for the Year and the denominator of which is the Participant's account balance attributable to contribution percentage amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

              Forfeitures of excess aggregate contributions shall be reallocated to the accounts of Non-highly
         Compensated Employees.

              Excess aggregate contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's matching contribution account (and, if applicable, the Participant's qualified non-elective contribution account or elective deferral account, or both).

         6. Code Section 415 Limits. Pursuant to Code section 415, the total of the Employee and Participating Company contributions on behalf of a Participant for each Plan Year (his "annual additions") shall not exceed the lesser of $30,000 (or such larger amounts as reflect cost of living increases pursuant to section 415 of the Code) or 25 percent of the Participant's total compensation for such Plan Year. For purposes of this Section, the term "annual additions" means the total each Plan Year of a Participating Company's contributions and the Employee's contributions. Rollover contributions and loan repayments are not annual additions for this purpose. For purposes of applying these limitations, the term "compensation" shall have the meaning ascribed to it in regulations under Code section 415. In general, these regulations define compensation to mean an Employee's W-2 compensation from a Participating Company but excluding income derived from the exercise of stock options, from the disqualification of an incentive stock option, from restricted stock or from income imputed from the payment of life insurance premiums.

              In addition to the amounts calculated under this Plan, annual additions shall include such amounts, similarly calculated, that are contributed with respect to the Participant to any other defined contribution plan maintained by a Participating Company or by any Affiliated Company and Participating Company contributions to an individual medical account as described in Code sections 415(1) and 419A(d)(2). In determining whether a corporation is an Affiliated Company for this purpose only, the percentage control test set forth in section 1563(a) of the Code shall be a 50 percent test in place of the 80 percent test each place the 80 percent test appears in said Code section.

              If Plan contributions exceed the limits of this Section, first the Participant's contributions shall be reduced, as necessary, to eliminate the excess, in the following order of priority: Post-Tax Supplemental Contributions; Post-Tax Basic Contributions; Pre-Tax Supplemental Contributions; and Pre-Tax Basic Contributions. Post-Tax and Pre-Tax Contributions by a Participant which cause the excess, plus the earnings attributable to such contributions may be returned to the Participant in the event the excess is caused by a reasonable error in estimating a Participant's annual compensation or any other cause which is acceptable under Treasury Regulation section 1.415-6(b)(6). Any such excess shall be returned to the Participant by March 1 following the end of the Plan Year to which the excess relates. If an excess still exists, the Participating Company's contribution shall be reduced as necessary.

              If a person participates at any time in both a defined benefit plan and a defined contribution plan maintained by a Participating Company or an Affiliated Company, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed l.0. For purposes of this Section, the defined contribution plan fraction for any Plan Year is a fraction the numerator of which is the person's annual additions in such Plan Year and all prior years of employment, as determined above, and the denominator of which is the lesser of the following amounts for such Year and for each prior Year:
         (a) l.25 times the dollar limitation of Code section 4l5(c)(l)(A) for the pertinent Year or (b) l.4 times the amount that could be taken into account under the limitation of Code section 4l5(c)(l)(B) for the Participant. The defined benefit plan fraction for any Plan Year is a fraction the numerator of which is the Participant's projected annual benefit under all plans maintained by a Participating Company or an Affiliated Company and the denominator of which is the lesser of the following amounts for such Year: (a) l.25 times the dollar limitation of Code section 4l5(b)(l)(A) for such Year or (b) l.4 times the amount that could be taken into account under the percentage limitation of Code section 4l5(b)(l)(B) for the Participant for such Year.

              The Committee shall monitor the contributions and benefits with respect to each Participant under all plans maintained by a Participating Company and any Affiliated Company. The Committee, in its sole discretion, shall reduce any such contributions or benefits to prevent the combined fractions from exceeding 1.0.

                           ARTICLE V
                   Investment of Contributions

5.1      Investment Funds.  The Trustee shall establish a
         Company Stock fund and such other investment funds as shall be designated from time to time by any Board-appointed committee authorized to select investment funds.

5.2 Investment of Company Contributions. All Participating Company contributions and the earnings thereon shall be invested initially in Company Stock. All amounts required to be invested initially in Company Stock shall remain in the Company Stock fund until the fifth calendar year following the year of investment or, if earlier, the Participant's termination of employment from the Frontier Group (the "Restricted Period"). At the earlier of (a) termination of employment or (b) the expiration of the five year period, the Restricted Stock, including the reinvested earnings on the initial contributions, in a Participant's Account shall lose its investment restriction and may, as of the next following window period, be invested by the Participant, pursuant to Section 5.5 and any rules established thereunder by the Committee, in any other fund option or left in the Company Stock fund. To implement the reinvestment of assets no longer subject to restriction, the Committee shall in its sole discretion establish one or more window periods during a Plan Year when Company Stock no longer subject to restriction may be liquidated and the proceeds reinvested in other funds.

5.3 Investment of Participant Contributions. Each Participant will direct, at the time he elects to become a Participant under the Plan, that his Participant contributions be invested in one or more available fund options in accordance with any rules the Committee in its discretion may establish. In the event no election is made, all contributions will be invested in a fixed income fund option designated by the Committee for this purpose.

5.4 Changing the Current Investment Election. A Participant's investment election for his Participant contributions will continue in effect until changed by the Participant. A Participant may change his current investment election as to his future Participant contributions effective no later than the first payroll period as is administratively practicable after the date such election to change is received by the Committee or its designee. Such changes may be made only as frequently as the Committee in its sole discretion may permit and in accordance with any rules the Committee in its discretion may establish.

5.5      Changing the Investment of Accumulated Contributions.
         A Participant may change his investment election as to some or all of his entire Participant Account balance except for the Restricted Stock. Such changes may be elected only as frequently as the Committee in its sole discretion may permit and in accordance with any rules the Committee in its discretion may establish.

5.6 Voting Rights with Respect to Company Stock. Each Participant shall have the right to vote all shares of Company Stock held in the Participant's Account. Each Participant shall also have the right to direct the Trustee whether to tender such shares of Company Stock in the event an offer is made by any person other than the Company to purchase such shares. The Committee shall make any such arrangements with the Trustee as may be appropriate to pass such voting or tender offer rights through to a Participant. In the event a Participant fails to vote his shares or fails to indicate his preference with respect to a tender offer, the Trustee shall vote the Participant's shares or tender his shares in the same proportions as those Plan Participants who did respond, cast their votes or tendered their shares.


                            ARTICLE VI
                       Participant Accounts

6.l Individual Accounts. The Committee shall create and maintain (or direct to be created and maintained) individual accounts as records for disclosing the interest in the Trust of each Participant, former Participant and Beneficiary. Such accounts shall record credits and charges in the manner herein described. When appropriate, a Participant shall have five separate accounts, a Restricted Company Contribution Account, an Unrestricted Company Contribution Account, a Participant Pre-Tax Contribution Account, a Participant Post-Tax Contribution Account and a Rollover Account. The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust to each account shall not be required.

6.2 Account Adjustments. Participant Accounts shall be adjusted as follows:

         (a) Earnings: The earnings (including losses as well as gains) of the Trust shall be allocated to the Participant Accounts of Participants who have balances in their Accounts on each Valuation Date. The allocation shall be made in the proportion that the amounts in each Participant Account bear to the total amounts in all of the Participant Accounts similarly invested. In determining the value of Plan assets, each valuation shall be based on the fair market value of assets in the Trust on the Valuation Date.

              Notwithstanding the foregoing paragraph or any other provision of the Plan, to the extent that Participants' Accounts are invested in mutual funds or other assets for which daily pricing is available ("Daily Pricing Media"), all amounts contributed to the Trust Fund will be invested at the time of their actual receipt by the Daily Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution. Investment elections and changes pursuant to Article V shall be effective upon receipt by the Daily Pricing Media. References elsewhere in the Plan to the investment of contributions "as of" a date other than that described in this Section 6.2(a) shall apply only to the extent, if any, that assets of the Trust Fund are not invested in Daily Pricing Media.

         (b) Participating Company contributions: If Daily Pricing Media is in effect as described in Section 6.2(a) Company Fixed, Matching and Discretionary Contributions will be invested at the time of actual receipt by the Daily Pricing Media. If Daily Pricing Media is not in effect, as of the end of each month the Company Fixed, Matching and Discretionary Contributions on behalf of a Participant during the month shall be allocated to the Participant's Restricted Company Contribution Account.

         (c) Participant contributions: If Daily Pricing Media is in effect as described in Section 6.2(a), a Participant's contributions will be invested at the time of actual receipt by the Daily Pricing Media. If Daily Pricing Media is not in effect, a Participant's contributions made during a month shall be allocated to his Pre-Tax or Post-Tax Contribution Account, as the case may be, as of the end of each month.

         (d) Distributions and withdrawals: Distributions and withdrawals from a Participant's Account shall be charged to the Account as of the date paid.

6.3 Statements to Participants. On a periodic basis, but no less frequently than once during each Plan Year, the Committee (or its designee) will provide each Participant with a statement showing his interests in the Plan's various investment funds. The statement may show a Participant's interest in the Company Stock fund in terms of the number of shares of Company Stock, their dollar value, or both. As an alternative to showing the dollar or stock value of each Account, the Committee in its discretion may express each Participant's interest in terms of units.


                         ARTICLE VII
          Retirement or Other Termination of Employment

         All Participant Accounts under this Plan, whether derived from Participant or Participating Company contributions, are 100 percent vested at all times. If a Participant's employment with a Participating Company is terminated for any reason, he shall be entitled to receive the entire balance of such accounts in accordance with the provisions of Article IX.


                           ARTICLE VIII
                              Death

8.l Death While Actively Employed. If a Participant dies while actively employed, the Participant's Beneficiary will be entitled to receive l00 percent of the value of his Participant Account. This amount shall consist of the Account's value as of the distribution date.

8.2 Death After Retirement. If a Participant dies after retirement, any benefit payable to the Participant's Beneficiary will depend upon the method that has been employed to distribute the value of his Participant Account in accordance with Article IX.

8.3 Beneficiary. If a Participant is married, his Beneficiary shall be his spouse who shall be entitled to receive his remaining account balance, upon the Participant's death. Upon the written election of the Participant, with his spouse's written consent, a Participant may designate another Beneficiary. This election and spousal consent must either be notarized or be witnessed by a Plan representative and returned to the Committee. If such election has been made or if the Participant is not married, the Participant will designate the Beneficiary (along with alternate Beneficiaries) to whom, in the event of his death, any benefit is payable hereunder. Each Participant has the right, subject to the spousal consent requirement noted above, to change any designation of Beneficiary. A designation or change of Beneficiary must be in writing on forms supplied by the Committee and any change of Beneficiary will not become effective until such change of Beneficiary is filed with the Committee, whether or not the Participant is alive at the time of such filing; provided, however, that any such change will not be effective with respect to any payments made by the Trustee in accordance with the Participant's last designation and prior to the time such change was received by the Committee. The interest of any Beneficiary who dies before the Participant will terminate unless otherwise provided. If a Beneficiary is not validly designated, or is not living or cannot be found at the date of payment, any amount payable pursuant to this Plan will be paid to the spouse of the Participant if living at the time of payment, otherwise in equal shares to such children of the Participant as may be living at the time of payment; provided, however, that if there is no surviving spouse or child at the time of payment, such payment will be made to the estate of the Participant.


                           ARTICLE IX
                      Payment of Benefits

9.1 Form of Payment. Except as may be restricted by Sections 9.2 and 9.3, any Participant or, if the choice is his, any Beneficiary who is entitled to receive benefits under Articles VII or VIII may elect to receive the amount in the Participant Account in accordance with one of the following elections, all of which shall be actuarial equivalents:

              OPTION A:  A lump sum.

              OPTION B: Periodic payments of substantially equal amounts for a specified number of years not in excess of twenty. Such periodic payments shall be made at least annually. In the event periodic payments are elected, the Participant shall direct how the remaining balance of his account is to be invested.

              OPTION C: For any amounts transferred to this Plan from another plan containing payment options in addition to Options A & B, any option available under the other plan as set forth in Appendix B. Payments under this Option C shall be available only with respect to the transferred funds. Amounts allocated to a Participant Account after the transfer date shall be paid out only under Option A or Option B.

9.2 Option C Requirements for Married Participants. If a married Participant elects an annuity under Option C, unless he makes a written election, as outlined below, to the contrary his form of benefit shall be a Qualified Joint and Survivor Annuity. If benefits become payable on account of the death of a married Participant to whom an annuity option is available under Option C, the normal form of benefit shall be a Qualified Pre-Retirement Survivor Annuity. These benefits shall become automatically payable unless the Participant or his spouse, as the case may be, makes a written election within the Election Period to receive one of the alternate forms of benefits specified in
         Section 9.1 or Appendix B. An election by the Participant must be consented to by his spouse in writing. The spouse's consent shall acknowledge the effect of the election and shall be either notarized or witnessed by a Plan representative. Failure to obtain the spouse's consent or the revocation of a previously designated optional method of payment shall result in payment of benefits in the form of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity, as the case may be, unless another election is made. To assist the Participant and his spouse in making any election with respect to waiving the Qualified Joint and Survivor Annuity, the Committee shall provide the Participant, not less than 30 nor more than 90 days before the annuity starting date a retirement application form describing the normal and optional forms of benefit payments, including their relative financial effects in terms of dollars per annuity payment on the Participant and his spouse.
         This form shall provide a place for the Participant to indicate his annuity starting date and the form of benefit he desires. In the case of a Qualified Pre-Retirement Survivor Annuity, a substantially similar notice shall be provided to the Participant during the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35.

9.3 Payments from Company Stock Fund. If a recipient elects a lump sum payment under Option A of Section 9.l or installment payments under Option B of Section 9.l, payment from the Participant's Company Stock fund account may be made either in cash or in Company Stock. If a person elects, or pursuant to Section 9.2 is required, to receive any annuity option under Section
         9.2 or Option C, the amounts in his Company Stock fund shall be liquidated and combined with his amounts in all other investment funds to purchase an annuity contract pursuant to which only cash benefits will be paid.

9.4 Time of Payment. A Participant or Beneficiary who becomes entitled to receive a benefit at any time when the Participant Account is $3,500 or less will be cashed out in a lump sum for the full amount of the account balance as soon as administratively practicable. If the account balance is in excess of $3,500 it shall be paid prior to Normal Retirement Age only with the written consent of the Participant and, if married, with the consent of the Participant's spouse in a writing which acknowledges the effect of such consent and which is witnessed by a Plan representative or is notarized. In the case of death, the written consent of the Participant's Beneficiary shall be required for amounts in excess of $3,500.

         Benefit payments shall normally begin not later than the April l following the calendar year during which the event giving rise to the eligibility for payment shall have occurred. In no event shall benefits begin later than sixty days after the close of the Plan Year in which the latest of the following occurs: (1) the Participant's attainment of age 65; (2) the 10th anniversary of the year in which the Participant commenced participation in this Plan; (3) the termination of the Participant's service with a Participating Company; or (4) the date specified in writing to the Committee by the Participant (but not later than the year in which he attains age 70 1/2).
         In no event, however, shall benefit payments commence later than the April 1 following the calendar year in which a Participant attains age 70 1/2 even if he continues in employment with a Participating Company. Notwithstanding any direction by the Participant to the contrary, all payments must be payable pursuant to a schedule whereby the entire amount in the Participant's Account is paid over a period that does not extend beyond the life of the Participant or over the joint lives of the Participant and any individual he has designated as his Beneficiary (or over the joint life expectancies of the Participant and his designated individual Beneficiary). In addition, unless the benefit is payable as a Qualified Joint and Survivor Annuity, the payment method selected must provide that more than 50 percent of the present value of the payments projected to be paid to the Participant and his Beneficiary will be paid to the Participant during his life expectancy.

         In the event of the death of a Participant, former Participant or Beneficiary while benefits are being paid under a schedule which meets the requirements of the preceding paragraph, payments shall continue pursuant to a schedule which is at least as rapid as the period selected. In the event of the death of a Participant or former Participant before benefit payments have commenced, any death benefit shall be distributed within five years of death unless the following conditions are met:

         (i) payments are made to an individual Beneficiary designated by the Participant;

         (ii) payments are made for the life of such individual
              Beneficiary or over a period not extending beyond his life expectancy; and

         (iii)payments commence within one year of death.

         If the designated Beneficiary is the Participant's spouse, payments will be paid within a reasonable period of time after the Participant's death, but may be delayed until the date the Participant would have attained age 70 1/2, if the Beneficiary so elects. If the spouse dies before payments begin, the rules of this paragraph shall be applied as if the spouse were the Participant. Notwithstanding the provisions of this Section, the distribution requirements of Code section 401(a)(9) and the regulations thereunder are hereby incorporated by this reference and shall supersede any conflicting Plan provisions.

9.5 Death of Participant Prior to Receiving Full Distribution. Except as provided in Section 8.2, if a Participant dies after having terminated employment and prior to receiving a distribution of his Participant Account, then the payments that would otherwise have been made to the Participant will be made to his Beneficiary.

9.6 QDROs. Benefits shall be payable under this Plan to an alternate payee pursuant to the terms of any qualified domestic relations order. The Committee has the responsibility for determining if a domestic relations order is qualified and whether its payment terms are consistent with the terms of the Plan. If appropriate, the amounts subject to a QDRO may be segregated from the Participant's Account and placed in a separate account for the benefit of the alternate payee who shall thereupon be treated for Plan purposes as a Participant. Any amounts payable to an alternate payee may, at the alternate payee's request, be paid from the Plan immediately pursuant to the terms of the QDRO and this Plan.

9.7 Direct Rollovers from this Plan. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this Section, a Participant may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company securities).

         An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Participant's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         For these purposes, a Participant includes an Employee or former Employee who has an account balance in the Plan. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Participants with respect the interest of the spouse or former spouse. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the Participant.


                            ARTICLE X
             Withdrawals and Loans During Employment

10.1 Age 59 1/2 Withdrawals. A Participant who has reached age 59 1/2 but who has not yet terminated employment may withdraw all or a portion of his accumulated account balance under the Plan subject to the limitations specified in Section 10.4.

10.2 Participant Post-Tax Contributions. A Participant may, by filing a written request with the Committee, signed by the Participant and the Participant's spouse, elect to withdraw amounts in his Participant Post-Tax
         Contribution Account as follows:

         (a) Contributions. A withdrawal of up to l00 percent of Participant Post-Tax Contributions or, if less, l00 percent of the then value of such contributions may be made from the Plan.

         (b) Earnings. A withdrawal of up to l00 percent of the earnings on Post-Tax Contributions may be made by a Participant from the Plan.

10.3 Participant Pre-Tax Contributions. No earnings in a Participant's Pre-Tax Contribution Account may be withdrawn prior to age 59 1/2. A Participant may withdraw his Pre-Tax Contributions from his Participant Pre-Tax Contribution Account prior to age 59 1/2 only if the withdrawal is made on account of an immediate and heavy financial need of the Participant that cannot be satisfied from other resources available to the Participant. For purposes of this Section an immediate and heavy financial need shall mean (1) expenses incurred for medical care or necessary to obtain medical care for a Participant, a Participant's spouse or a Participant's dependent; (2) the purchase of a Participant's principal residence; (3) tuition and related educational fees for post-secondary education but only for the next 12 months for a Participant, a Participant's spouse or a Participant's dependent, or remedial school tuition; (4) prevention of eviction or mortgage foreclosure; (5) expenses arising from the death of a spouse or dependent; (6) financial loss due to a sudden catastrophe; (7) extraordinary legal expenses; (8) adoption expenses; or (9) any other need recognized by the IRS in documents of general applicability. A Participant will be deemed to lack other resources if all of the following conditions are satisfied: (1) the Participant must have obtained all distributions (except hardship) and all nontaxable loans available from all plans of any Participating Company; (2) the Participant may not make any contributions to any plan of any Participating Company for at least 12 months following the hardship withdrawal and (3) the dollar limit on pre-tax contributions ($9,240 as indexed for inflation after 1995) for the calendar year following the hardship shall be reduced by the amount of the hardship withdrawal. If the foregoing conditions are not satisfied, the Committee may reasonably rely on statements and representations made by the Participant with respect to his lack of other financial resources.
         The amount of the withdrawal cannot exceed the amount required to relieve the financial need (including any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

l0.4     Limitations on In-Service Withdrawals.

         (a) No more than two in-service withdrawals are permitted in any one Plan Year.

         (b) No withdrawal will be permitted under this Article unless the amount to be withdrawn is at least $500 or l00% of the aggregate value of the Participant's relevant account from which withdrawals are being requested if such value is less than $500.

         (c) Unless otherwise specified by the Participant, any withdrawal of Participant contributions from his Participant Post-Tax Contribution Account will be satisfied first by a withdrawal of his pre-1987 contributions, if any, and then by a withdrawal of his post-1986 contributions and/or earnings on contributions.

         (d) The withdrawal of any amounts from the Company Stock fund by a Participant who is an "officer," "director" or the "beneficial owner of more than 10 percent of any class of equity security" of the Company within the meaning of these terms under section 16 of the Securities Exchange Act of 1934 shall result in such Participant's automatic suspension from making Plan contributions into the Company Stock fund for a period of six months from the date of the withdrawal.

         (e) Any withdrawal from a Participant's Post-Tax Contribution Account will result in an automatic suspension of the Participant's right to make future Plan contributions for a period of six months from the date of the withdrawal. During the period of suspension, Company Matching Contributions will also be suspended. Finally, after the Participant resumes making contributions to the Plan, no make-up contributions will be permitted for the period of the suspension.

10.5 Fund to be Charged with Withdrawal. A Participant may specify the investment fund or combination of funds to which a withdrawal is to be charged. If the Participant fails to make any designation, a distribution will be made out of the Participant's interest in each of the funds in proportion to the Participant's share in these funds.

10.6 Loans to Participants. The Trustee shall, if the Committee directs, make a loan to a Participant from any or all of the Participant's accounts subject to such rules as the Committee may prescribe and subject to the following conditions:

         (a) An application for a loan by a Participant shall be made in writing to the Committee;

         (b)  Loans will be granted only to active Participants;

         (c) A loan must be for a minimum of $500, only two loans (only one for the purchase of a principal residence) may be outstanding at any one time, and no loan refinancings will be permitted;

         (d) No loan shall be made to the extent that such loan when added to all other loans to the Participant would exceed the lesser of (1) 50 percent of the amounts in all of the Participant's accounts under the Plan or (2) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans during the one year period ending on the day before the loan is made over the outstanding balance of loans to the Participant on the date the loan is made. In determining whether the foregoing loan limits are satisfied all loans from all plans of a Participating Company and of any Affiliated Company shall be aggregated.

         (e) The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the borrower, but such period in no event shall exceed five years except that a loan may be granted for a period not to exceed 25 years if the proceeds are used to purchase the Participant's principal residence;

         (f) All loans must be repaid under a substantially level amortization period with payments being made at least quarterly;

         (g) Each loan shall be made against collateral being the assignment of 50 percent of the borrower's entire right, title and interest in and to the Trust Fund, supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee and/or such other collateral as the Committee may require;

         (h) Each loan shall bear interest at a rate fixed by the Committee. The rate shall be commensurate with the rates charged by persons in the business of lending money for loans which would be made under similar circumstances. Interest rates granted at different times and to Participants in differing circumstances may vary depending on such differences;

         (i) A loan shall be treated as a directed investment by the borrower with respect to his accounts. The interest paid on the loan shall be credited to the borrower's accounts and he shall not share in the earnings of the Plan's assets with respect to the amounts borrowed and not yet repaid;

         (j) A loan to a married Participant requires the written, notarized consent of the Participant's spouse;

         (k) No distribution shall be made to any Participant, former Participant or Beneficiary unless and until all unpaid loans, including accrued interest thereon, have been liquidated or offset against the account; and

         (l) A loan from the Company Stock fund account of a Participant who is an "officer," "director" or the "beneficial owner of more than 10 percent of any class of equity security" of the Company within the meaning of these terms under section 16 of the Securities Exchange Act of 1934 shall result in such Participant's automatic suspension from making Plan contributions into the Company Stock fund for a period of six months from the date of the loan. In addition, no repayment of any such loan shall be credited to a Participant's Company Stock fund.


                            ARTICLE XI
                       Plan Administration

11.1 Appointment of Committee. The Board shall appoint an Employees' Benefit Committee to administer the Plan. Any person, including an officer or other employee of a Participating Company, is eligible for appointment as a member of the Committee. Such members shall serve at the pleasure of the Board. Any member may resign by delivering his written resignation to the Board. Vacancies in the Committee shall be filled by the Board.

11.2 Named Fiduciary and Plan Administrator. The Committee shall be the Named Fiduciary and Plan Administrator as these terms are used in ERISA. The Committee shall appoint a Secretary who shall also be the agent for the service of legal process.

11.3 Powers and Duties of Committee. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan, except such powers as are specifically reserved to the Board or some other person. The Committee's powers include the power to make and publish such rules and regulations as it may deem necessary to carry out the provisions of the Plan. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan.

         The Committee shall notify the Trustee of the liquidity and other requirements of the Plan from time to time.

11.4 Operation of Committee. The Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or
         without a meeting.   Any action taken without a meeting
         shall be reflected in a written instrument signed by a majority of the members of the Committee. A member of the Committee who is also a Participant shall not vote on any question relating specifically to himself. Any such question shall be decided by the majority of the remaining members of the Committee. The Committee may authorize any one or more of its members to execute any document on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of its member or members so designated. The Trustee thereafter shall accept and rely upon any document executed by such member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation. The Committee may adopt such by-laws or regulations as it deems desirable for the conduct of its affairs.

         The Committee shall keep a record of all its proceedings and acts and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan.

11.5 Power to Appoint Advisers. The Committee may appoint such actuaries, accountants, attorneys, consultants, other specialists and such other persons as it deems necessary or desirable in connection with the administration of this Plan. Such persons may, but need not, be performing services for a Participating Company. The Committee shall be entitled to rely upon any opinions or reports which shall be furnished to it by any such actuary, accountant, attorney, consultant or other specialist.

11.6 Expenses of Plan Administration. The members of the Committee shall serve without compensation for their services as such, but their reasonable expenses shall be paid by the Company. To the extent not paid from Fund assets, as determined from time to time by any Board-appointed committee, all reasonable expenses of administering the Plan shall be paid by the Company, including, but not limited to, fees of the Trustee, accountants, attorneys, consultants, and other specialists.

11.7 Duties of Fiduciaries. All fiduciaries under the Plan and Trust shall act solely in the interests of the Participants and their Beneficiaries and in accordance with the terms and provisions of the Plan and Trust Agreement insofar as such documents are consistent with ERISA, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. Any person may serve in more than one fiduciary capacity with respect to the Plan and Trust.

11.8 Liability of Members. No member of the Committee shall incur any liability for any action or failure to act, excepting only liability for his own breach of fiduciary duty. To the extent not covered by insurance, the Company shall indemnify each member of the Committee and any Board-appointed committee and any employee acting on their behalf against any and all claims, loss, damages, expense and liability arising from any action or failure to act.

11.9 Allocation of Responsibility. The Board, Trustee, Investment Manager and the committees established to administer the Plan possess certain specified powers, duties, responsibilities and obligations under the Plan and Trust. It is intended under this Plan that each be solely responsible for the proper exercise of its own functions and that each shall not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its own fiduciary duty.

              a. Generally, the Board shall be responsible for appointing the members of the committees it may establish to administer this Plan. If this Plan shall at any time permit employees to invest any portion of Plan assets in Company securities, the Board shall have sole authority to terminate this Plan and to make any discretionary amendments, while any Board-appointed committee given such authority shall have authority for making non-discretionary amendments and for recommending to the Board any other Plan amendments it deems appropriate.

              b. The Board-appointed committees so authorized shall have the responsibilities of making Plan amendments not specifically reserved to the Board in the preceding subsection, including sole discretion to amend the Plan if employees are not authorized to invest Plan assets in Company securities, to select Investment Managers, to direct the Trustee and the Investment Managers with respect to all matters relating to the investment of Plan assets, to review and report to the Board on the investment policy and performance of Plan assets and generally to administer the Plan according to its terms.

              c. The Trustee or the Investment Manager, as the case may be, is responsible for the management and control of the Plan's assets as specifically provided in the Trust
                   Agreement or investment manager agreement.

              d.   The Board may dissolve any committee it
                   appoints or reserve to itself any of its powers previously delegated to a Board-appointed committee. In addition, the Board may reorganize the committees it establishes from time to time and reallocate their responsibilities among them or assign them to other persons or committees provided that the Employees' Benefit Committee shall at all times continue as plan administrator and named fiduciary as these terms are defined in ERISA unless the Board formally amends the Plan to reallocate these responsibilities. The Board and the various committees may designate persons, including committees, other than named fiduciaries to carry out their responsibilities (other than trustee responsibilities) under the Plan.

11.10 Claims Review Procedure. The Committee shall maintain a procedure under which any Participant or Beneficiary may assert a claim for benefits under the Plan. Any such claim shall be submitted in writing to the Committee within such reasonable period as the rules of the Committee may provide. The Committee shall take action on the claim within 60 days following its receipt and if it is denied shall at such time give the claimant written notice which clearly sets forth the specific reason or reasons for such denial, the specific Plan provision or provisions on which the denial is based, any additional information necessary for the claimant to perfect the claim, if possible, an explanation of why such additional information is needed, and an explanation of the Plan's claims review procedure. The review procedure shall allow a claimant at least 60 days after receipt of the written notice of denial to request a review of such denied claim, and the Committee shall make its decision based on such review within 60 days (l20 days if special circumstances require more time) of its receipt of the request for review. The decision on review shall be in writing and shall clearly describe the reasons for the Committee's decision.


                           ARTICLE XII
                    Amendment and Termination

12.1 Right to Amend or Terminate. Any amendment may be made to this Plan which does not cause any part of the Plan's assets to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, former Participants, or Beneficiaries, provided however, that any amendment may be made, with or without retroactive effect, if such amendment is necessary or desirable to comply with applicable law. Except in the case where approved by the Secretary of Labor because of substantial business hardship, as provided in section 412(c)(8) of the Code, no amendment shall be made to the Plan if it would decrease the accrued benefit of any Participant, eliminate or reduce an early retirement benefit or eliminate an optional form of benefit as may be provided in regulations under Code section 411(d)(6). If any provisions of this Plan relating to the percentage of a Participant's accrued benefit that is vested are changed, any Participant with at least three years of service may elect, by filing a written request with the Committee within 60 days after the later of (1) the date the amendment was adopted, (2) the date the amendment was effective, or (3) the date the Participant received written notice of such amendment, to have his vested interest computed under the provisions of this Plan as in effect immediately prior to such amendment.

12.2 Full Vesting Upon Termination of Plan. Upon full or partial termination of the Plan or upon complete discontinuance of Participating Company contributions, each affected Participant will remain l00 percent vested in the value of his Participant Account as of the Valuation Date next following such termination or discontinuance.


                           ARTICLE XIII
                       Top-Heavy Provisions

13.1 Rules to Apply if Plan is Top-Heavy. Notwithstanding any other relevant provision of this Plan to the contrary, the following rules will apply for any Plan Year that the Plan becomes "top-heavy" (as defined in Section 13.2):

         (a) Vesting. Vesting will remain 100 percent at all times.

         (b) Minimum Contributions. For each top-heavy Plan Year the minimum contribution allocated to the Participant Account of each non-key employee shall be equal to or greater than the lesser of the following amounts:

              (i)  3 percent of such non-key employee's
                   compensation; or

              (ii) the highest percentage-of-compensation
                   allocation made to the Participant Account of any key employee.

              If the highest rate allocated to a key employee is less than 3% of compensation, amounts contributed as a result of a salary reduction agreement shall be included in determining the rate of contribution on behalf of key employees. For purposes of this subsection, "compensation" shall have the same meaning as in Section 4.4. Minimum contributions will be made to Participant's Account without regard to his level of compensation or his hours of service during a Plan Year.

         (c) Limitation on Benefits. In applying the dollar limitations under section 415(e) of the Code, the
              1.25 limitation shall be supplanted by a 1.0 limitation for each year during which the Plan is top-heavy.

         (d) Maximum Compensation. The maximum annual compensation of each employee that may be taken into account under the Plan shall not exceed $150,000 (or such larger amount based on cost of living adjustments as may be permitted under the
              Code).

13.2 Top-Heavy Definition. For purposes of this Section, the Plan will be considered "top-heavy" if on any given determination date (the last day of the preceding Plan Year or, in the case of the Plan's first year, the last day of such Year) the sum of the account balances for key employees is more than 60 percent of the sum of the account balances of all employees, excluding former key employees. The account balances shall include distributions made during any given Plan Year containing the determination date and the preceding four Plan Years but shall not include the account balances for any person who has not received any compensation from any Participating Company at any time during the five-year period ending on the determination date. The method of determining the top-heavy ratio shall be made in accordance with Code section 4l6.

         In making the top-heavy calculation, (a) all the Company's plans in which a key employee participates shall be aggregated with all other Participating Company plans which enable a plan in which a key employee participates to satisfy the Code's non-discrimination requirements; and (b) all Participating Company plans not included in subparagraph (a), above, may be aggregated with the Participating Company's plans included in subparagraph
         (a), above, if all of the aggregated plans would be comparable and satisfy the Code's non-discrimination requirements.

13.3 Key Employee Definition. A key employee will be, for the purpose of this Article, any employee or former employee who at any time during the Plan Year containing the determination date or the four preceding Plan Years is such within the meaning of Code section 416. As of the effective date, the term key employee includes the following individuals:

         (i) an officer (but not more than 50 persons or, if lesser, the greater of 3 or 10 percent of employees) having an annual compensation greater than 50 percent of the dollar limit for benefits payable from a defined benefit plan under Code section 415(b)(1)(A);

         (ii) one of 10 employees who has annual compensation from the Participating Company of more than the amount in effect under Code section 415(c)(1)(A) owning the largest interests of the Participating Company. The employee having the greater annual compensation from the Participating Company shall be considered to own the larger interest in the Participating Company if two or more employees had the same ownership interest in the Participating Company;

         (iii) a five-percent owner of the Participating Company;
               and

         (iv) a one-percent owner of the Participating Company whose annual compensation from the Participating
              Company exceeds $l50,000.

13.4 Relationship of the Normal and the Top-Heavy Vesting Schedules. If the Plan's top-heavy status changes and this change alters the Plan's normal vesting schedule, no Participant's vested accrued benefit immediately prior to such change in status shall be diminished on account of the change in the vesting schedule. In addition, the vesting for each Participant in the Plan at the time of the change in status shall be determined under whichever schedule provides the greatest vested benefit at any particular point in time.

13.5 Participation in Other Plans. A non-key employee who participates in both a defined contribution plan and a defined benefit plan of the Participating Company shall not be entitled to receive minimum benefits and/or minimum contributions under all such plans. Instead, the employee shall receive a minimum benefit equal to the lesser of 20 percent of such non-key employee's average compensation or 2 percent of his average compensation multiplied by his number of Years of Service, as set forth in such defined benefit plan.


                           ARTICLE XIV
                        General Provisions

14.1 Employment Relationship. Nothing contained herein will be deemed to give any Employee the right to be retained in the service of a Participating Company or to interfere with the rights of a Participating Company to discharge any Employee at any time.

14.2     Non-Alienation of Benefits.  Except as provided in
         Section 10.6, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which arises from the Participant's bankruptcy, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust shall not in any manner be liable for, or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder. Nothing in this Section shall preclude payment of Plan benefits pursuant to a qualified domestic relations order pursuant to Section 9.6.

14.3 Use of Masculine and Feminine; Singular and Plural. Wherever used in this Plan, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

14.4 Plan for Exclusive Benefit of Employees. No part of the corpus or income of the Trust will be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries. Anything in the foregoing to the contrary notwithstanding, the Plan and Trust are established on the express condition that they will be considered, by the Internal Revenue Service, as initially qualifying under the provisions of the Internal Revenue Code. In the event that the Internal Revenue Service issues an unfavorable determination with respect to a timely request for a determination that the amended and restated Plan and Trust qualify under the Internal Revenue Code, the Plan and Trust will be of no effect and the value of all contributions made by a Participating Company and Participants since the amendment and restatement will be returned to the Participating Company and Participants, respectively, within one year from the date of the denial of the determination request. Furthermore, if, or to the extent that, a Participating Company's tax deduction for contributions made to the Plan is disallowed, the Participating Company will have the right to obtain the return of any such contributions (to the extent disallowed) for a period of one year from the date of disallowance. All Participating Company contributions to this Plan are contingent upon their deductibility under the Code. Finally, if a Participating Company's contribution to the Plan is made by a mistake in fact, the Participating Company will have the right to obtain the return of such contribution for a period of one year from the date the contribution was made.

14.5 Merger or Consolidation of Plan. There will be no merger or consolidation with, or transfer of any assets or liabilities to, any other plan, unless each Participant will be entitled to receive a benefit immediately after such merger, consolidation, or transfer as if this Plan were then terminated which is at least equal to the benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer as if this Plan had been terminated.

14.6 Payments to Minors and Incompetents. If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee, or is adjudged to be, legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such persons as the Committee might designate or to the duly appointed guardian.

14.7 Governing Law. To the extent that New York law has not been preempted by ERISA, the provisions of the Plan will be construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan document on its behalf this 18th day of September, 1995.


                                    FRONTIER CORPORATION



                                    /s/Josephine S. Trubek
                                By: -----------------------------
                                    Josephine S. Trubek
                                 Corporate Secretary

                          APPENDIX A
                     Participating Companies
                                                  Effective Date of
                                                  Participation (for
        Name of Company                           post-1994 adoptions)


Frontier Communications of Alabama                       10/1/94
Frontier Communications of AuSable Valley, Inc.          3/1/94
Frontier Communications of Breezewood, Inc.              3/1/94
Frontier Communications of Canton, Inc.                  3/1/94
Frontier Communications of DePue, Inc.                   1/1/95
Frontier Communications of Fairmount, Inc.               3/1/94
Frontier Communications of Georgia, Inc.                 1/1/96
Frontier Communications of Illinois, Inc.                3/1/94
Frontier Communications of Indiana, Inc.                 3/1/94
Frontier Communications International Inc.               3/1/94
Frontier Communications of Iowa, Inc.                    3/1/94
Frontier Communications - Lakeshore, Inc.                3/1/94
Frontier Communications of Lakeside, Inc.                1/1/95
Frontier Communications of Lakewood, Inc.                3/1/94
Frontier Communications of Lamar County, Inc.            3/1/94
Frontier Communications of the Mid Atlantic, Inc.        3/1/94
Frontier Communications of Michigan, Inc.                7/1/95
Frontier Communications - Midland, Inc.                  1/1/95
Frontier Communications of Minnesota, Inc.               3/1/94
Frontier Communications of Mississippi, Inc.             3/1/94
Frontier Communications of Mondovi, Inc.                 1/1/96
Frontier Communications of Mt. Pulaski, Inc.             1/1/95
Frontier Communications of New England, Inc.             3/1/94
Frontier Communications of New York, Inc.                3/1/94
Frontier Communications of Orion, Inc.                   1/1/95
Frontier Communications of Oswayo River, Inc.            3/1/94
Frontier Communications of Pennsylvania, Inc.            3/1/94
Frontier Communications - Prairie, Inc.                  1/1/95
Frontier Communications of Rochester, Inc.               1/1/95
Frontier Communications of Schuyler                      1/1/96
Frontier Communications of Seneca-Gorham, Inc.           3/1/94
Frontier Communications of the South, Inc.               1/1/95
Frontier Communications - St. Croix, Inc.                3/1/94
Frontier Communications of Sylvan Lake, Inc.             3/1/94
Frontier Communications of Thorntown, Inc.               3/1/94
Frontier Communications of Viroqua, Inc.                 3/1/94
Frontier Communications of Wisconsin, Inc.               3/1/94
Frontier Corporation                                     3/1/94
Frontier Information Technologies Inc.                   3/1/94
Frontier Network Systems Inc.                            3/1/94
Rochester Telephone Corp.                                1/1/95
Frontier Communications of the
  Great Lakes, Inc. (Schneider)                          10/1/95
Allnet Communication Services, Inc.                      1/1/96
Enhanced Telemanagement, Inc.                            1/1/96
Frontier Communications - N. Central Region, Inc. (ASI)  8/1/95
ConferTech International, Inc.                           1/1/96
Frontier Communications of the West, Inc. (WCT)          1/1/96

                           APPENDIX B


          Plan Features Unique to Participating Companies



                      Class of Eligible     Payment
                          Employees         Option C
Name of Company          (Sec. 2.1)        (Sec. 9.1)
----------------           --------         ---------
Fron. Alabama         All Employees         None
Fron. AuSable         Management            See Fn 1
Fron. Breezewood      Management            See Fn 1
Fron. Breezewood      Nonmanagement         Straight
                                            Life Annuity
Fron. Canton          Management            See Fn 1
Fron. Canton          Nonmanagement         Straight
                                            Life Annuity/2
Fron. Corp.           All Employees         See Fn 1
Fron. DePue           All Employees         See Fn 3
Fron. Fairmount       All Employees         Straight
                                            Life Annuity/4
Fron. Georgia         All Employees         None
Fron. Illinois        Management            See Fn 4
Fron. Indiana         Management            See Fn 1
Fron. Indiana         Nonmanagement         Straight
                                            Life Annuity/4
Fron. Info. Tech.     All Employees         See Fn 1
Fron. International   Management            See Fn 1
Fron. International   Nonmanagement         None
Fron. Iowa            Management            None
Fron. Lakeshore       All Employees         Straight
                                            Life Annuity/4
Fron. Lakeside        Management            See Fn 4
Fron. Lakewood        Management            See Fn 1
Fron. Lakewood        Nonmanagement         Straight
                                            Life Annuity/4
Fron. Lamar           All Employees         Straight
                                            Life Annuity/4
Fron. Michigan        Management            None
Fron. Mid Atlantic    All Employees         None
Fron. Midland         Management            See Fn 4
Fron. Minnesota       Management            None
Fron. Mississippi     All Employees         Straight
                                            Life Annuity/4
Fron. Mondovi         All Employees         None
Fron. Mt. Pulaski     Management            See Fn 4
Fron. New England     All Employees         None
Fron. Network Sys.    Management            See Fn 1
Fron. Network Sys.    Nonmanagement         None
Fron. New York        Management            See Fn 1
Fron. Orion           Management            See Fn 3
Fron. Oswayo          Management            See Fn 1
Fron. Oswayo          Nonmanagement         Straight
                                            Life Annuity/4
Fron. Pennsylvania    Management            See Fn 1
Fron. Pennsylvania    Nonmanagement         Straight
                                            Life Annuity/4
Fron. Prairie         Management            See Fn 4
Fron. Comm.
  of Rochester        Management            See Fn 1
Fron. Schuyler        All Employee          None
Fron. Seneca-Gorham   Management            See Fn 1
Fron. Seneca-Gorham   Nonmanagement         Straight
                                            Life Annuity/4
Fron. of the South    All Employees         See Fn 5
Fron. St. Croix       All Employees         Straight
                                            Life Annuity/3
Fron. Sylvan Lake     Management            See Fn 1
Fron. Thorntown       Management            See Fn 1
Fron. Thorntown       Nonmanagement         None
Fron. Viroqua         All Employees         Straight
                                            Life Annuity/3
Fron. Wisconsin       All Employees         Straight
                                            Life
                                            Annuity/3
Rochester Corp.       Management            See Fn 1
FC-Great Lakes        All Employees         None
Allnet Communication
  Services            All Employees         None
ETI                   All Employees         See Fn 6
FC-N. Central Region  All Employees         See Fn 7
ConferTech            All Employees         See Fn 8
Fron. West            All Employees         None


1/ The following additional payment options are available to a Participant under Option C:

             -  A straight life annuity.

             - A reduced retirement income payable monthly during his life with the provision that in the event of his death prior to receiving one hundred twenty (l20) monthly installments, the remainder thereof shall be paid to his beneficiary.

             - A reduced retirement income, payable during his life, with the provision that after his death such reduced income shall be continued during the life of, and shall be paid to, a contingent annuitant.

             - A reduced retirement income, payable during his life, with the provision that after his death an income at 3/4 the rate of his reduced income shall be continued during the life of, and shall be paid to, a contingent annuitant.

             - A reduced retirement income payable during his life with the provision that after his death an income at l/2 the rate of his reduced income shall be continued during the life of, and shall be paid to, a contingent annuitant.

2/ A straight life annuity on the life of the Participant is the only Option C benefit available.

3/ The following additional options apply to account balances as of December 31, 1994:

             - Installments over any period up to the joint life expectancies of the Participant and any designated beneficiary.

             -   A straight life annuity.

             - A qualified joint and 50% survivor annuity for married Participants with the Participant's spouse as the contingent annuitant.

             - A joint and survivor annuity with any designated beneficiary.

4/ The following additional options apply to account balances as of December 31, 1994:

             - Installments over any period up to the joint life expectancies of the Participant and any designated beneficiary.

             -  A straight life annuity for unmarried Participants.

             - A qualified joint and 50% survivor annuity for married Participants with the Participant's spouse as the contingent annuitant.


5/ The following additional options apply to account balances as of December 31, 1988:

             -  A straight life annuity.

             - A reduced retirement income payable monthly during the life of the Participant with the provision that in the event of his death prior to receiving one hundred twenty
                (l20) monthly installments, the remainder thereof shall be paid to his beneficiary.

             - A reduced retirement income, payable during the life of the Participant, with the provision that after his death such reduced income shall be continued during the life of, and shall be paid to, a contingent annuitant.

             - Any combination of a lump sum amount or any of the options listed in the foregoing bullets.

6/ The following additional options apply to account balances as of December 31, 1995:


             - Installment payments over any period up to the joint life expectancies of the Participant and any designated beneficiary.

7/ The following additional options apply to account balances as of July 31, 1995:

             - Installments over any period up to the joint life expectancies of the Participant and any designated beneficiary.

             -  A straight life annuity.

             - A qualified joint and 50% survivor annuity for married Participants with the Participant's spouse as the contingent annuitant.

             - A joint and survivor annuity with any designated beneficiary.

8/ The following additional options apply to account balances as of December 31, 1995:

             -  Installments over any period to your life expectancy.

             -  A straight life annuity.

             -  A straight life annuity with a term certain guarantee.

             -  A joint and 100%, 75%, 66 2/3% or 50% survivor annuity.